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                                  EXHIBIT 21.1




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                        BANKUNITED FINANCIAL CORPORATION
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                                                         BANKUNITED MORTGAGE
          BANKUNITED, FSB          BU VENTURES, INC.         CORPORATION
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 T&D PROPERTIES
    OF SOUTH      BAY HOLDINGS,
  FLORIDA, INC.        INC.
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